UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2016

LUCKYCOM INC.
(Exact name of registrant as specified in its charter)

Nevada	333-187874	46-1660653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1790 Hughes Landing Blvd. Suite 400, The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, include area code 281-668-8266

______________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K fi ling is intended to simultaneously satisfy the fi ling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On August 31, 2016, Luckycom, Inc. (" we" or the "Company") entered into subscription agreements with an aggregate of two (2) investors for the purchase and sale of an aggregate of 120,000 shares of common stock of the Company, par value $0.01 (the "Shares"), at a price of US$1.00 per Share for total gross proceeds of US$120,000 (the "Offering"). The proceeds from the Offering will be used for general corporate purposes, including infrastructure, product development, marketing and sales and working capital. Details of the sales of the Shares are provided in Item 3.02 of this Current Report on Form 8-K and incorporated herein by reference.

In addition, on August 31, 2016, we entered into a placement agent agreement with Jianwen Li ("Placement Agent") to serve as our placement agent in the Offering.  Pursuant to the said agreement, we agreed to pay the Placement Agent a transaction fee of $0.05 per Share purchased by an investor in the form of restricted Shares valued at $1.00 per Share upon the closing of the Offering.

The foregoing description of the subscription agreements and placement agent agreement does not purport to be complete and is qualified in their entirety by reference to the full text of the form of subscription agreement entered into between the Company and the investors under the Offering and the placement agent agreement which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On August 31, 2016, we completed a private placement offering of 120,000 Shares at a price of US$1.00 per Share for total proceeds of US$120,000 to an aggregate of two (2) investors in connection with the Offering that had not been registered under the United States Securities Act of 1933, as amended (the "Securities Act") and that had not been reported on our previously filed periodic reports filed under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") pursuant to Rule 903 of Regulation S of the Securities Act.  In addition, pursuant to Regulation S of the Securities Act and the placement agent agreement described in Item 1.01 above, we issued 6,000 restricted Shares to the Placement Agent as compensation for introducing the two investors. No other commissions were paid by the Company in connection with the Offering.

We completed this Offering of the Shares and pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the Shares was completed in "offshore transactions", as defined in Rule 902(h) of Regulation S. We did not engage in any "directed selling efforts", as defined in Regulation S, in the United States in connection with the sale of the Shares. The investors and the Placement Agent represented to us that they were not U.S. persons, as defined in Regulation S, and were not acquiring the Shares for the account or benefit of a U.S. person.

Each of the investors and Placement Agent represented that she was acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The subscription agreements and the placement agent agreement executed between us and the investors and the Placement Agent, as the case may be, included statements that the Shares had not been registered pursuant to the Securities Act and that the Shares may not be offered or sold in the United States unless the Shares are registered under the Securities Act or pursuant to an exemption from the Securities Act. The investors and the Placement Agent agreed by execution of the subscription agreements for the Shares and the placement agent agreement, respectively: (i) to resell the Shares purchased/obtained only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; (ii) that we are required to refuse to register any sale of the Shares purchased/obtained unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; and (iii) not to engage in hedging transactions with regards to the Shares purchased/obtained unless in compliance with the Securities Act. All Shares issued were endorsed with a restrictive legend confirming that the Shares had been issued pursuant to Regulation S of the Securities Act and could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

10.1 Form of Subscription Agreement
10.2 Form of Placement Agent Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LUCKYCOM, INC.

Date: August 31, 2016	By:	/s/ Kingrich Lee
Name: Kingrich Lee
Title: Chief Executive Officer and Chief Financial Officer